UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2007
Cardica, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-51772	94-3287832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Saginaw Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     Cardica, Inc. (“Cardica”) is initiating a voluntary recall of 55 units of its C-Port® xA Distal Anastomosis System from specific manufacturing lots. Internal testing revealed a supplier manufacturing defect in a single component of the device in the most recently received incoming lots of this component. Only a portion of the C-Port xA devices in specific manufacturing lots are affected. Cardica has notified the U.S. Food & Drug Administration of this voluntary recall and intends to provide replacement devices to affected customers when available. Cardica believes that the altered product does not present a hazard to patients. A portion of the devices manufactured in the affected lot has been utilized in patients. This recall will have a negative impact on Cardica’s revenues for the quarter ended December 31, 2006 and for the quarter ending March 31, 2007.
     This Current Report on Form 8-K contains “forward-looking” statements, including statements relating to the impact of the recall described in this report. Any statements contained in this report that are not historical facts may be deemed to be forward-looking statements. The words “believe,” “expect,” “intend” and “will” or similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Cardica’s results to differ materially from those indicated by these forward-looking statements, including risks associated with physician, patient and U.S. Food & Drug Administration reaction to the recall, market acceptance of Cardica’s C-Port xA Distal Anastomosis System, manufacturing of the C-Port xA Distal Anastomosis System and exposure to product liability claims, as well as other risks detailed from time to time in Cardica’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Cardica does not undertake any obligation to update forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: January 12, 2007	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

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